EXHIBIT 10.3
THE MEDICINES COMPANY
Form of Non-statutory Stock Option Agreement for Employees in Italy
Granted Under Under 2009 Equity Inducement Plan
1. Grant of Option.
     (a) This agreement evidences the grant by The Medicines Company, a Delaware corporation (“MDCO”), on                                         , 2009 (the “Grant Date”) to                                          , an employee of The Medicines Company (Italy) S.r.l. (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in MDCO’s 2009 Equity Inducement Plan (the “Plan”), a total of                                          shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”), of MDCO at a price of $                                         per Share. Unless earlier terminated, this option shall expire on the tenth anniversary of the Grant Date (the “Final Exercise Date”).
     (b) It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms. As used in this option, the term “Company” shall include MDCO and any of its existing and future subsidiaries.
2. Vesting Schedule.
     (a) Options to purchase                       Shares will become exercisable (“vest”) on                                           , 2010. The remaining options will vest in equal monthly installments in arrears over the three-year period commencing on                                          , 2010. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.
     (b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
     (c) Notwithstanding anything in this option to the contrary, in the event that the Participant’s relationship with the Company is terminated by reason of death or disability (within the meaning of Section 22(e)(3) of the Code), then, in addition to the Shares as to which this option is exercisable as of such termination date pursuant to the terms hereof, this option shall also become exercisable for an additional number of Shares equal to 50% of the Shares covered by this option which were not otherwise exercisable as of such termination date. For example, if as of the termination date, 6,000 shares of a 10,000 share stock option had vested and no shares covered by such option had been exercised, upon such termination date, the option would become exercisable for an additional 2,000 shares (50% of (10,000 — 6,000)) or total of 8,000 shares.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be communicated to MDCO in a manner provided by the Company’s Insider Trading Policy, and payment in full through the services of a broker utilizing a cashless exercise process. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee of, or consultant or advisor to, the Company (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant, this option shall be exercisable for a period of one year following the date of death or disability of the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
4. Withholding.
     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to MDCO, or makes provision satisfactory to MDCO for payment of, any federal, state, social security or local withholding taxes required by law to be withheld in respect of this option.

5. Non-transferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the lifetime of the Participant, this option shall be exercisable only by the Participant. Notwithstanding the foregoing, a Participant may transfer this option by means of a gift to a family member (as such term is defined in General Instruction A to Form S-8, as may be amended from time to time) of such Participant, provided that prior written notice of such gift is provided to MDCO.
6. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
     IN WITNESS WHEREOF, MDCO has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

The Medicines Company

Dated: [Same date as grant]	By:
Name:
Title:
PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the MDCO’s 2009 Equity Inducement Plan.

PARTICIPANT:

Name:

Date:

Address: